Exhibit 99.1

           DOCUMENT SCIENCES ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

                  REVENUE UP BY 32% OVER FIRST QUARTER OF 2004

     CARLSBAD, Calif., April 28 /PRNewswire-FirstCall/ -- Document Sciences Corporation (Nasdaq: DOCX) today reported net income for the quarter ended March 31, 2005, of $114,982 compared with net income of $112,112 for the quarter ended March 31, 2004. Net income per share for the quarter ended March 31, 2005, was $0.02 based on 5,136,575 diluted shares outstanding, compared with net income per share of $0.03, based on 4,401,047 diluted shares outstanding for the same quarter in 2004. Revenues for the quarter ended March 31, 2005, were $6.9 million, an increase of 32% from the revenues of $5.3 million for the quarter ended March 31, 2004.

     Jack McGannon, Document Sciences' President and CEO, stated that "the financial results for the first quarter evidence that we are on track with our goals of revenue growth, cash generation and profitability. Significantly, we grew our cash balance by $0.9 million during the quarter, from $6.7 million at December 31, 2004 to $7.6 million at March 31, 2005. Cash generation significantly exceeded net income, largely because of substantial non-cash expenses reported during the quarter. Total depreciation and amortization expense for the quarter was $530,000, mainly software amortization. We capitalized no software development costs during the first quarter."

     McGannon added "growth was especially pronounced in Professional Services, where revenues grew by $1.3 million over the same quarter last year. A majority of this growth was from the delivery of implementation services to clients who have licensed our xPression software. Revenues from Initial License Fees were up slightly over the first quarter of last year, and xPression now makes up a majority of our license revenue. Annual License Fee revenue, up by 11%, continued its steady growth pattern."

     McGannon further stated that "expenses were up significantly over the same quarter last year, particularly in the area of Professional Services, where we have added substantial headcount to support our increased project load. Reported Research & Development expenses were up by over $0.4 million versus the first quarter of last year due to the fact that we did not capitalize any software development costs during the first quarter of 2005, while we capitalized over $0.6 million in the first quarter of 2004. Additionally, Cost of Initial License Fees was up by over $0.3 million due to increased non-cash amortization expense following the release of xPression 2.0 in the fourth quarter of 2004."

     About Document Sciences
     Document Sciences Corporation delivers real-time, interactive content processing services that content-driven organizations depend on to realize productivity benefits, cut costs, and increase competitiveness. Over 600 customers and partners worldwide use Document Sciences products in insurance, banking and financial services, managed-care, telecommunications, utilities and commercial print service bureaus. Customers include more than 60 Fortune 500 companies. Based in Carlsbad, California, with regional locations across the U.S. and London, Document Sciences also markets its products in Australia, Canada, New Zealand, Brazil, Mexico and China. For more information about Document Sciences Corporation visit www.docscience.com.

     This press release may contain "forward-looking" statements about possible or assumed future results of our financial condition, operations, plans, objectives and performance. You can identify these statements by the fact they use words such as "believe," "expect," "anticipate," "estimate," "project," "intend," "plan" or similar expressions. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in these forward-looking statements. Some of these events or factors include the following: (i) national, international, regional and local economic, competitive and regulatory conditions and developments; (ii) the market for document automation software (including the emerging content processing market); (iii) market acceptance of enhancements to our existing products and introduction of new products; (iv) continued profitability of our professional services; (v) maintaining our relationships with Xerox Corporation and our other distribution partners and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2004. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.

                          DOCUMENT SCIENCES CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                              March 31,         December 31,
                                                2005               2004
                                           ---------------    ---------------
                                             (Unaudited)
ASSETS
Current assets:

Cash and cash equivalents                  $     6,480,345    $     5,193,440
 Short-term investments                          1,183,008          1,530,523
 Accounts receivable, net                        6,171,249          7,601,485
 Other current assets                              952,842            876,201
  Total current assets                          14,787,444         15,201,649
Property and equipment, net                        579,954            511,318
Software development costs, net                  2,787,183          3,247,194
Goodwill, net                                    4,495,192          4,495,192
Other assets                                        54,468             57,536
  Total assets                             $    22,704,241    $    23,512,889

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                          $         4,669    $       137,886
 Accrued compensation                            1,321,847          1,456,261
 Other accrued liabilities                         499,838            649,525
 Deferred revenue                               11,521,909         12,092,782
  Total current liabilities                     13,348,263         14,336,454

Obligations under capital leases                    43,137             48,342

STOCKHOLDERS' EQUITY
 Common stock, $.001 par value                       4,234              4,205
 Treasury stock                                   (440,930)          (440,930)
 Additional paid-in capital                     13,013,183         12,943,243
 Accumulated comprehensive loss                    (68,479)           (68,276)
 Retained deficit                               (3,195,167)        (3,310,149)
  Total stockholders' equity                     9,312,841          9,128,093
  Total liabilities and
   stockholders' equity                    $    22,704,241    $    23,512,889

                          DOCUMENT SCIENCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                   Three Months Ended
                                                        March 31,
                                           ----------------------------------
                                                2005               2004
                                           ---------------    ---------------
Revenues:
 Initial license fees                      $     1,699,429    $     1,607,701
 Annual renewal license
  and support fees                               3,104,420          2,808,848
 Services and other                              2,125,338            843,869
   Total revenues                                6,929,187          5,260,418
Cost of revenues:
 Initial license fees                              584,773            261,894
 Annual renewal license
  and support fees                                 534,693            513,634
 Services and other                              1,566,024            689,669
   Total cost of revenues                        2,685,490          1,465,197
Gross margin                                     4,243,697          3,795,221
Operating expenses:
 Research and development                        1,359,866            928,001
 Selling and marketing                           1,923,762          1,898,367
 General and administrative                        861,221            867,079
   Total operating expenses                      4,144,849          3,693,447
Income from operations                              98,848            101,774
 Interest and other income, net                     29,299             22,579
Income before income taxes                         128,147            124,353
 Provision for income taxes                         13,165             12,241
Net income                                 $       114,982    $       112,112

Net income per share -- basic              $          0.03    $          0.03
Weighted average shares used in
 basic calculation                               4,107,029          3,222,290
Net income per share -- diluted            $          0.02    $          0.03
Weighted average shares used in
 diluted calculation                             5,136,575          4,401,047

SOURCE  Document Sciences Corporation

     -0-                             04/28/2005
     /CONTACT: Editorial, Jack McGannon, +1-760-602-1597, jmcgannon@docscience.com, or Investors, Scott Samuels, +1-760-602-1528, ssamuels@docscience.com, both of Document Sciences Corporation/
     /Web site:  http://www.docscience.com